Farmers New World Life Insurance Company Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400 Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975 Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008 Variable Policy Application Supplement Proposed Insured: Plan: FELVUL

Suitability Information on Policy Owner – Print name of Policy Owner if other than Insured: Net Worth (including residence)

$0 - $150,000 $150,001 - $250,000 $250,001 - $500,000 over $500,000 Financial & Investment Objectives Increase current income

Aggressive Growth Combination of the above Other Risk Tolerance Conservative Moderate Aggressive Premium Allocation: Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). (Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.) The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus. I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.) Fidelity VIP FundsManager Portfolios: % FundsManager 20% Portfolio % FundsManager 50% Portfolio Class 2 Shares) % FundsManager 70% Portfolio % FundsManager 85% Portfolio

Fidelity VIP Freedom Portfolios: % 2005 Portfolio % 2010 Portfolio % 2015 Portfolio % 2020 Portfolio (Class 2 Shares) % 2025 Portfolio % 2030 Portfolio % Freedom Income Portfolio PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares)

% Flexible Income % Conservative Balanced % Balanced % Conservative Growth % Strategic Growth DWS Variable Series I (Class A Shares) % DWS Bond VIP % DWS Global Small Cap VIP % DWS International VIP DWS Variable Series II (Class A Shares)

% DWS Government & Agency Securities VIP % DWS High Income VIP % DWS Money Market VIP % DWS Large Cap Value VIP

Dreyfus (Service Class Shares) % Socially Responsible Growth Fund, Inc. Dreyfus Variable Investment Fund (Service Class Shares) % Opportunistic Small Cap Portfolio Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)

% Fidelity VIP Growth Portfolio % Fidelity VIP Index 500 Portfolio % Fidelity VIP Mid-Cap Portfolio Franklin Templeton Variable Insurance Products Trust (Class 2 Shares) % Franklin Small-Mid Cap Growth VIP Fund % Franklin Small Cap Value VIP Fund

Janus Aspen Series % Janus Aspen Balanced Portfolio (Service Shares) % Janus Aspen Forty Portfolio (Institutional Shares) PIMCO Variable Insurance Trust (Administrative Class Shares) % PIMCO VIT Foreign Bond Portfolio (U.S. Dollar- Hedged)

% PIMCO VIT Low Duration Bond Portfolio Fixed Account (Must be used if DCA Requested)

% Fixed Account Optional Premium Allocation Feature: I elect Automatic Asset Rebalancing (AAR) among the accounts chosen above (excluding Fixed Account). I elect to have the assets in the subaccounts moved to match the Premium Allocation elections.

Additional Optional Features: I elect Dollar Cost Averaging (DCA) $ ($100 minimum) per month from the Fixed Account.

The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the

Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier.

(Continued; next page.)

Distributed by: Farmers Financial Solutions, LLC, 30801 Agoura Road, Bldg. 1, Agoura Hills, CA 91301 (818) 584-0200

ICC11-V Supp 31-5137 (5/14) Page1 of 2

Additional Optional Features (continued):

I allocate DCA as follows: (All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)

Fidelity VIP FundsManager Portfolios: % FundsManager 20% Portfolio % FundsManager 50% Portfolio

(Class 2 Shares) % FundsManager 70% Portfolio % FundsManager 85% Portfolio

Fidelity VIP Freedom Portfolios: % 2005 Portfolio % 2010 Portfolio % 2015 Portfolio % 2020 Portfolio

(Class 2 Shares) % 2025 Portfolio % 2030 Portfolio % Freedom Income Portfolio

PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares)

% Flexible Income % Conservative Balanced % Balanced % Conservative Growth % Strategic Growth

DWS Variable Series I (Class A Shares)

% DWS Bond VIP

% DWS Global Small Cap Growth VIP

% DWS International VIP

DWS Variable Series II (Class A Shares)

% DWS Government & Agency Securities VIP

% DWS High Income VIP

% DWS Money Market VIP

% DWS Large Cap Value VIP

Dreyfus (Service Class Shares)

% Socially Responsible Growth Fund, Inc.

Dreyfus Variable Investment Fund (Service Class Shares)

% Opportunistic Small Cap Portfolio

Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)

% Fidelity VIP Growth Portfolio

% Fidelity VIP Index 500 Portfolio

% Fidelity VIP Mid-Cap Portfolio Franklin Templeton Variable Insurance Products Trust

(Class 2 Shares)

% Franklin Small-Mid Cap Growth VIP Fund

% Franklin Small Cap Value VIP Fund

Janus Aspen Series

% Janus Aspen Balanced Portfolio (Service Shares)

% Janus Aspen Forty Portfolio (Institutional Shares)

PIMCO Variable Insurance Trust

(Administrative Class Shares)

% PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-

Hedged)

% PIMCO VIT Low Duration Portfolio

Telephone Transfer Authorization:

I (We), as Policy Owner(s), authorize Farmers New World Life Insurance Company (FNWL) to act upon my telephone transfer requests. I (We) understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product’s prospectus.

Telephone transfer is authorized unless the following box is checked: I (We) prefer not to authorize telephone transfers.

Electronic Delivery Election: (If the box is not checked, documents will be provided to you by U.S. mail.)

Yes. By checking “Yes,” I authorize FNWL to provide my variable life prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the “documents”) by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company’s website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail.

Sales Illustration: If a hypothetical sales illustration was used during the sales process, then please attach a copy.

I (We) understand that the amount and duration of the policy’s death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request. I (We) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Supplement with the policy contract, if issued, or upon receipt of a written request directed to Farmers New

World Life Insurance Company. I (We) have read the completed Supplement, or have had it read to me (us), and agree that all information is true and complete to the best of my (our) knowledge and belief. I (We) agree that it forms a part of my (our) application and is subject to the terms and conditions found in the application and the policy, if issued. Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signed at on

Proposed Insured Signature State Month, Day, Year

Proposed Policy Owner Signature (if other than the Proposed Insured) Proposed Policy Co-Owner Signature

Insurance Producer/Representative Signature as Witness Agent Code IC C11-V Page 2 of 2 31-5137